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                                                                      Exhibit 21

              BANCORP HAWAII, INC., CORPORATE ORGANIZATION CHART


  Bancorp's organizational structure at December 31, 1994 follows. All of the subsidiaries are wholly owned except for those entities for which directors own qualifying shares. All the entities are consolidated with the immediate parent company.


BANCORP HAWAII, INC.  (Parent)
Bank Holding Company

Subsidiaries:

  BANCORP HAWAII INSURANCE SERVICES, LTD.

  BANCORP INSURANCE AGENCY OF HAWAII, INC.

  BANCORP LIFE INSURANCE COMPANY OF HAWAII, INC.

  BANCORP PACIFIC, INC.

  Subsidiaries:

     Bancorp Finance of Hawaii-Guam, Inc.
     First Federal Savings & Loan Association of America
     First Savings & Loan Association of America (Guam)

  BANK OF HAWAII

  Subsidiaries:

     Bank of Hawaii International Corp., New York - (Edge Act Office)

     Bank of Hawaii International, Inc. - (Foreign Holding Company)

     Subsidiaries:

        Hawaii Financial Corp. (Hong Kong), Limited

     Bancorp Investment Group, Ltd.

     Bancorp Leasing of Hawaii, Inc. (Parent) - (Leasing)

     Subsidiaries:

        Arbella Leasing Corp.
        Bancorp Leasing International, Inc.
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        Bancorp Leasing of America, Inc.
        Bankoh Equipment Leasing Corp.
        BNE Airfleets Corporation
        S.I.L., Inc.

     Bankoh Corporation (fka Hawaiian Hong Kong Holdings, Ltd.)

     Bankoh Investment Advisory Services, Ltd. - (Advisory
     Services)

     Hawaiian Trust Company, Limited - (Trust Services)

     Pacific Capital Asset Management, Inc. - (Investment Advisory Services)

     Pan-Ocean Insurance Agency, Inc. - (Insurance)

     Realty and Mortgage Investors of the Pacific, Ltd. - (Real Estate Lending)

Inactive Subsidiaries:

  Hawaii Financial Corp. (Hong Kong), Limited
  Investors Pacific Limited